Exhibit 99.2

[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

The Board of Directors

Towers Watson & Co.

901 N. Glebe Road

Arlington, Virginia 22203

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated June 29, 2015, to the Board of Directors of Towers Watson & Co. (“Towers Watson”) as Annex C to, and reference thereto under the headings “SUMMARY — Opinion of Towers Watson’s Financial Advisor” and “THE MERGER — Opinion of Towers Watson’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed transaction involving Towers Watson and Willis Group Holdings plc (“Willis”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Willis (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

August 27, 2015